                                                                    Exhibit 10.8

--------------------------------------------------------------------------------


                           STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                      ANSWERTHINK CONSULTING GROUP, INC.


                                      AND

                              GREGORY P. HACKETT


                        RELATING TO THE ACQUISITION OF

                            THE HACKETT GROUP, INC.



                         DATED AS OF OCTOBER 13, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I PURCHASE OF STOCK..................................................................... 1

     1.1 Purchase and Sale...................................................................... 1
     1.2 Purchase Price......................................................................... 1

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER........................................ 4

     2.1 Corporate Organization, Etc............................................................ 4
     2.2 Subsidiaries........................................................................... 4
     2.3 Stock Record Books..................................................................... 5
     2.4 Corporate Minute Books................................................................. 5
     2.5 Title to Shares........................................................................ 5
     2.6 Authorization, Etc..................................................................... 5
     2.7 No Violation........................................................................... 5
     2.8 Financial Statements................................................................... 6
     2.9 Employees.............................................................................. 7
     2.10 Absence of Certain Changes............................................................ 7
     2.11 Contracts............................................................................. 7
     2.12 True and Complete Copies.............................................................. 9
     2.13 Title and Related Matters............................................................. 9
     2.14 Litigation............................................................................10
     2.15 Tax Matters...........................................................................10
     2.16 Compliance with Law and Applicable Government Regulations.............................11
     2.17 Pension and Other Benefit Plans.......................................................11
     2.18 Intellectual Property.................................................................13
     2.19 Capital Expenditures and Investments..................................................14
     2.20 Dealings with Affiliates..............................................................15
     2.21 Insurance.............................................................................15
     2.22 Accounts Receivable...................................................................15
     2.23 Brokerage.............................................................................15
     2.24 Clients...............................................................................15
     2.25 Permits...............................................................................16
     2.26 Improper and Other Payments...........................................................16
     2.27 Disclosure............................................................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................16

     3.1 Corporate Organization, Etc............................................................16
     3.2 Authorization, Etc.....................................................................17

     3.3 No Violation...........................................................................17
     3.4 Brokerage..............................................................................17
     3.5 Improper and Other Payments............................................................17
     3.6 Investment Representation..............................................................17
     3.7 Disclosure.............................................................................18

ARTICLE IV COVENANTS OF THE PURCHASER...........................................................18

     4.1 Corporation's Employees................................................................18
     4.2 Operation of Business..................................................................18

ARTICLE V OTHER COVENANTS AND AGREEMENTS........................................................19

     5.1 Agreement to Defend....................................................................19
     5.2 Deliveries After Closing...............................................................19
     5.3 Public Announcements...................................................................19
     5.4 Tax Returns, Payments and Elections....................................................20
     5.5 Financial Information..................................................................21
     5.6 Bonus Payments.........................................................................21
     5.7 Key Man Insurance......................................................................21
     5.8 Use of Hackett Name....................................................................21
     5.9 Employment Agreements with Non-Senior Executives.......................................21

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.......................................22

     6.1 Representations and Warranties; Performance............................................22
     6.2 Consents and Approvals.................................................................22
     6.3 Opinion of the Corporation's Counsel...................................................22
     6.4 No Proceeding or Litigation............................................................22
     6.5 Accounting Matters.....................................................................22
     6.6 Proceedings and Documents..............................................................22
     6.7 Certificates of Good Standing..........................................................23
     6.8 Resignations...........................................................................23
     6.9 Creditor Consents......................................................................23
     6.10 Shareholders' Agreement...............................................................23
     6.11 Employment Agreements.................................................................23

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF THE SELLER.........................................23

     7.1 Representations and Warranties; Performance............................................23
     7.2 Consents and Approvals.................................................................24
     7.3 No Proceeding or Litigation............................................................24

     7.4 Opinion of the Purchaser's Counsel.....................................................24
     7.5 Certificate of Good Standing...........................................................24
     7.6 Employment Agreements..................................................................24

ARTICLE VIII CLOSING............................................................................24

ARTICLE IX SURVIVAL OF TERMS; INDEMNIFICATION...................................................24

     9.1 Survival...............................................................................24
     9.2 Indemnification by Seller..............................................................25
     9.3 Indemnification by the Purchaser.......................................................25
     9.4 Third-Party Claims.....................................................................26
     9.5 Indemnification Limits.................................................................27
     9.6 Offset.................................................................................27

ARTICLE X MISCELLANEOUS PROVISIONS..............................................................27

     10.1 Amendment and Modification............................................................27
     10.2 Waiver of Compliance; Consents........................................................27
     10.3 Certain Definitions...................................................................28
     10.4 Notices...............................................................................33
     10.5 Assignment............................................................................35
     10.6 Construction..........................................................................35
     10.7 Governing Law.........................................................................35
     10.8 Arbitration...........................................................................35
     10.9 Counterparts..........................................................................36
     10.10 Headings.............................................................................36
     10.11 Entire Agreement.....................................................................36
     10.12 Binding Effect.......................................................................37
     10.13 Delays or Omissions..................................................................37
     10.14 Severability.........................................................................37
     10.15 Expenses.............................................................................37

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT, dated as of the 13th day of October, 1997 by and between AnswerThink Consulting Group, a Florida corporation (the "Purchaser"),
                                                                  ---------
and Gregory P. Hackett (the "Seller"), relating to the acquisition of The
                             ------
Hackett Group, Inc., an ohio corporation (the "Corporation"). Terms used herein
                                               -----------
and not otherwise defined shall have the meanings set forth in Section 10.3 hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, Purchaser desires to purchase from the seller, and the Seller desires to Sell to the purchaser, all of the 100 shares of Common Stock, no par value, which are issued and outstanding of the Corporation (collectively, the "Shares");
 ------

     NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, the Seller, and the Purchaser, hereby agree as follows:

                                   ARTICLE I

                               PURCHASE OF STOCK

     1.1  Purchase and Sale.  Subject to the terms and conditions of this
          -----------------
Agreement, the Seller hereby sells to the Purchaser, and the Purchaser hereby purchases from the Seller, all of the Shares.

     1.2  Purchase Price.  In consideration for the conveyance of the Shares
          --------------
and in reliance on the representations and warranties, covenants and agreements of the Seller contained herein and the documents contemplated hereby, the Purchaser shall pay to the Seller the aggregate purchase price (the "Purchase
                                                                     --------
Price") of Eleven Million Six Hundred Seventy Thousand Dollars ($11,670,000).
-----

          (a) The Purchase Price shall be payable by delivery to the Seller at Closing of (i) Six Million Five Hundred Twenty-Seven Thousand Dollars ($6,527,000) by wire transfer to Seller's account number 2005890490 at Key Bank (Cleveland, Ohio, Routing Number 041001039) and (ii) a non-negotiable promissory note substantially in the form attached hereto as Exhibit 1.2(a) (the "Note").
                                                                       ----
Principal payments of the Note shall be on the dates and in the amounts set forth below:

          PAYMENT             DATE                    AMOUNT
          -------             ----                    ------
             I           March 31, 1998             $3,750,000
            II           March 31, 1999             $  497,000
           III           March 31, 2000             $  896,000

     Notwithstanding the foregoing, the Purchaser shall not be required to make any portion of the March 31, 1998 payment if the Tier I Conditions have not been fully met.

     The full amount of the March 31, 1999 payment shall be made if the Tier II Conditions have been fully met. In the event that Pre Tax Profit for the year ended December 31, 1998 is less than the full Tier II requirement, but is more than the result obtained by subtracting from $2,887,000 the amount, if any, by which Pre Tax Profit for 1997 exceeded $2,887,000 or, if Pre Tax Profit for 1997 was less than $2,887,000, adding such shortfall to $2,887,000, the Seller shall receive such portion of the March 31, 1999 payment which is equal to the result obtained by multiplying $497,000 by a fraction, the numerator of which shall be the result obtained by adding to Pre Tax Profit for 1998 the amount, if any, by which Pre Tax Profit for 1997 exceeded $2,887,000 or, if Pre Tax Profit for 1997 was less than $2,887,000, subtracting such shortfall from Pre Tax Profit for 1998, and the denominator of which is $5,641,000. The full amount of the Tier III payment shall be made if the Tier III Conditions have been fully met. In the event the Tier III Conditions are not fully met, such portion of the March 31, 2000 payment shall be made as shall equal the result obtained by multiplying $896,000 by a fraction the numerator of which shall be the Downstream Technology Contracts and the denominator of which shall be $24,000,000.

     Interest on the unpaid principal balance of the Note shall accrue at the rate of eight percent (8%) per annum and shall be payable together with each payment of principal (as determined above). Payments not made when due shall bear interest at the rate of fifteen percent (15%) per annum.

     (b) Notwithstanding anything in (a) above, in the event the Seller terminates his employment with the Corporation without Good Reason or the Corporation terminates his employment for Cause on a date which is prior to the date which is four (4) years from the Closing Date, the Seller shall return to the Purchaser (and Purchaser shall not be obligated to pay if Seller has not yet received) that portion of the Purchase Price in accordance with the following schedule:

     MONTHS ELAPSED FROM CLOSING UNTIL        PURCHASE PRICE
         TERMINATION OF EMPLOYMENT                RETURNED
     ---------------------------------        --------------
     Less than 24                                  100%
     More than 24 but less than 36                  50%
     More than 36 but less than 48                  25%
     More than 48                                   -0-

          (c) Notwithstanding anything to the contrary set forth in (a) or (b) above, the Seller shall not be required to return to the Purchaser any component of the Purchase Price if employment is terminated within four years from the date of this Agreement for the following reasons: (i) the Seller shall die or become Disabled (as defined in his Employment Agreement with the Corporation),
(ii) the Seller shall be terminated from employment by the Corporation without Cause; or (iii) the Seller shall terminate his employment with the Corporation for Good Reason (as defined in his Employment Agreement with the Corporation).

          (d) Payments of bonuses (the "Payments") as set forth in (a) above shall be made based upon the books and records of the Corporation which shall be subject to review by the Purchaser. The Seller shall cause all books and records of the Corporation to be kept in accordance with GAAP consistently applied for periods after January 1, 1996, and without giving effect to the transactions contemplated herein. Promptly after the end of each of the Corporation's 1997 and 1998 fiscal years, but in any event no later than 30 days after each such fiscal year end, the Seller shall cause the Corporation to present to the Purchaser the books and records of the Corporation "closed" with respect to such period, together with the Corporation's calculation of Pre Tax Profit and/or Downstream Technology Contracts. The Seller shall cause the Corporation to allow the Purchaser and its representatives full and complete access to all work papers, books and records and all additional information used in preparing the Corporation's calculation of Pre Tax Profit and/or Downstream Technology Contracts and shall make the Seller (or his successor) reasonably available to discuss with the Purchaser and its representatives such papers, books, records and calculations. The Corporation's calculation of Pre Tax Profit and/or Downstream Technology Contracts, when delivered by the Corporation to the Purchaser, shall be deemed final, conclusive and binding on the parties and will be deemed to be Pre Tax Profit and/or Downstream Technology Contracts calculations upon which the Payments shall be based, unless the Purchaser notifies Seller, within 20 business days after receipt of the Corporation's books and records and calculations of Pre Tax Profit and/or Downstream Technology Contracts of its disagreement therewith. The Purchaser and Seller shall negotiate in good faith to resolve any differences. If they reach agreement on the amount of Pre Tax Profit and/or Downstream Technology Contracts after review and discussion of the Corporation's books and records, such agreed upon amount shall govern the determination of the Payments. In the event they cannot resolve their differences within 5 days, the items and amounts in dispute shall be submitted to the auditing firm of Arthur Andersen LLP (the "Resolution Accountants") for resolution within 20 days of submission of any such dispute to the Resolution Accountants. The sole function of the Resolution Accountants shall be to select as most accurately reflecting the Corporation's Pre Tax Profits and/or Downstream Technology Contracts, without adjustment or alteration, the calculations of such amounts by the Corporation and the Purchaser, and the determination by such independent auditing firm shall be binding and conclusive upon the parties. If the Resolution Accountants select the calculations of the Corporation, the Purchaser shall pay the fees and expenses of the Resolution Accountants; if the Resolution Accountants select the calculations of the Purchaser, the Seller shall pay the fees and expenses of the Resolution Accountants. Except as set forth in the next sentence, all payments required to be made upon the satisfaction of the Tiers I, II and III requirements shall be made on the first to occur of (i) the payment date set forth in (c) above, or (ii) 20 business days after the Purchaser's receipt of the Corporation's books and records and calculations of Pre Tax Profit and/or Downstream Technology Contracts. If applicable, payment will be made within three days after the Resolution Accountants have selected either the Purchaser's or Seller's calculations of Pre Tax Profit and/or Downstream Technology Contracts.

          (e) In the event that the Tier III Conditions are met prior to the applicable date set forth in Exhibit A hereto, the March 30, 2000 payment of the applicable portion of the Purchase Price shall be accelerated to the date that the Purchaser has completed its review of the reports of the Corporation evidencing such compliance, unless there is a dispute as to whether the Corporation is in compliance, in which case the dispute mechanism set forth in
(d) above shall be invoked to arrive at a conclusion as to the correct Tier III payment to be made, if any.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as of the date hereof:

     2.1  Corporate Organization, Etc. The Corporation is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. The Corporation is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Such jurisdictions are set forth in Schedule
                                                                        --------
2.1(a) hereto. True, complete and correct copies of the Corporation's Articles
------
of Incorporation and Code of Regulations as presently in effect are set forth in
Schedule 2.1(b) hereto.
---------------

     2.2  Subsidiaries.  The Corporation has no Subsidiaries.
          ------------

     2.3  Stock Record Books.  The stock record books of the Corporation which
          ------------------
have been delivered to the Purchaser for inspection prior to the date hereof are complete and correct in all material respects. The authorized, issued and outstanding capital stock of the Corporation is as set forth in Schedule 2.3
                                                                ------------
hereto. There are no shares of capital stock of the Corporation held in the treasury of the Corporation and no shares of capital stock of the Corporation are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

     2.4  Corporate Minute Books. The corporate minute books of the Corporation
          ----------------------
which have been made available to the Purchaser for inspection are complete and correct in all material respects and contain all of the proceedings of the shareholders and directors of the Corporation. A true and complete list of the incumbent directors and officers of the Corporation is set forth in Schedule 2.4
                                                                    ------------
hereto. The books and records of the Corporation accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Corporation and have been maintained in accordance with normal business and bookkeeping practices.

     2.5  Title to Shares. All of the outstanding shares of the capital stock of
          ---------------
the Corporation are owned by the Seller, have been duly authorized and validly issued and are fully paid and nonassessable, are free of all Liens and Contracts, and have been issued in compliance with all applicable securities laws. There is no outstanding Contract with the Corporation or any other Person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Corporation, or securities or obligations of any kind convertible into any shares of the capital stock of the Corporation. The Corporation has not redeemed any securities in violation of any Contract or Regulation. The Seller is the sole owner of and has full right, power and authority to sell and vote the Shares. Upon payment of the Purchase Price to the Seller at the Closing, the Seller will convey good and marketable title to the Shares, free and clear of all Liens, Contracts or other limitations whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares to the Purchaser.

     2.6  Authorization, Etc. This Agreement constitutes the legal, valid and
          -------------------
binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     2.7  No Violation. Except as set forth in Schedule 2.7 hereto, the
          ------------                         ------------
execution, delivery and performance by the Corporation and the Seller of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation and the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Corporation's capital stock or assets pursuant to,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to,

Articles of Incorporation or Code of Regulations of the Corporation or any applicable Regulation, any Order or any Contract to which the Corporation, the Seller or their respective properties or the Shares are subject. Each of the Seller and the Corporation has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     2.8   Financial Statements.
           --------------------

          (a) Attached as Schedule 2.8(a) hereto are Statements of Income and
                          ---------------
Shareholder's Equity for the years ended December 31, 1994, 1995 and 1996, the four months ended April 30, 1997 and Balance Sheets as at each of such dates and Statements of Cash Flows for the year ended December 31, 1996, and for the four months ended April 30, 1997. The Balance Sheets, Statements of Income and Shareholder's Equity and Statements of Cash Flows and the Notes thereto for the year ended December 31, 1996, and for the four months ended April 30, 1997 fairly present the financial condition, assets and liabilities of the Corporation at their respective dates and results of operations for the periods therein referred to, all in accordance with GAAP. The Balance Sheets and Statements of Income and Shareholder's Equity and Statements of Cash Flows at April 30, 1997 and the notes thereto are herein collectively referred to as the "Financial Statements." The Financial Statements and the Statements of Income
 --------------------
and Shareholder's Equity and Statements of Cash Flows for the year ended December 31, 1996 and the Balance Sheet as at such date have been audited by Wesley, Mills & Company, the independent certified public accountants for the Corporation.

          (b) Attached as Schedule 2.8(b) are a Statement of Income and
                          ---------------
Shareholder's Equity and Statement of Cash Flows for the seven months ended July 31, 1997 and a Balance Sheet as at such date (the "Interim Financial
                                                   -----------------
Statements").  The Interim Financial Statements are (i) correct and complete in
----------
accordance with the books and records of the Corporation, (ii) fairly present the financial condition, assets and liabilities of the Corporation as at such dates and the results of operations and cash flows for the period covered thereby and (iii) have been prepared in accordance with GAAP consistently applied, except that the Interim Statements do not contain footnotes and except for normal year-end adjustments, none of which individually or in the aggregate would have a Material Adverse Effect on the balance sheet of the Corporation as of July 31, 1997 or the Statement of Income for the Corporation for the seven-month period ended July 31, 1997.

          (c) Except as set forth in Schedule 2.8(c) hereto, the Corporation
                                     ---------------
does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth in the Financial Statements (including any notes thereto), or (ii) liabilities and obligations which have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement or Claim).

     2.9  Employees. Schedule 2.9 hereto sets forth a list of all officers,
          ---------  ------------
directors and key employees of the Corporation, together with a description of the rate and basis for their total compensation. The Corporation is in compliance with all applicable Regulations or Orders affecting employment and employment practices of the Corporation, including terms and conditions of employment and wages and hours, except where its failure to comply with such Regulations and Orders would not have a Material Adverse Effect. The Corporation has no collective bargaining agreements and, since January 1, 1995, there have been no strikes, work stoppages nor any demands for collective bargaining by any union or labor organization. There is no dispute or controversy with any union or other organization of the Corporation's employees and no arbitration proceedings pending or to the best knowledge of the Seller threatened involving a dispute or controversy affecting the Corporation. The Corporation does not have any liability to any of its employees, officers or directors other than for the payment of employee salaries to be paid in the ordinary course of business and which accrue after the date hereof.

     2.10  Absence of Certain Changes. Since the Financial Statement Date, there
           --------------------------
has not been (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Corporation's property and business; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Corporation's capital stock, or any redemption or other acquisition of such stock by the Corporation except for the cash distribution to the Seller of $456,000; (d) any increase (including as a result of the transactions contemplated hereby) in the compensation payable to or to become payable by the Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of the Corporation except for the payment of bonuses to employees of the Corporation in an amount not to exceed $1,600,000; (e) a commission payment to the Falls River Group of $622,000 in connection with the transaction contemplated by this Agreement; (f) any entry into any Material Contract (as defined hereafter) not in the ordinary course of business, including without limitation, any borrowing or capital expenditure; (g) any borrowings or capital expenditures; or (h) any change by the Corporation in accounting methods or principles.

     2.11  Contracts.
           ---------

          (a) Except as set forth in Schedule 2.11 hereto, the Corporation is
                                     -------------
not a party to any written or oral:

              (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

              (ii) Contract relating to loans to officers, directors, or Affiliates;

              (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of the Corporation;

               (iv)    Guarantee of any obligation;

               (v) Contract under which the Corporation has advanced or loaned any Person amounts in the aggregate exceeding $10,000;

               (vi) Contract under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $20,000;

               (vii) Contract pursuant to which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

               (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves annual consideration in excess of $10,000;

               (ix) assignment, license, indemnification or Contract with respect to any intangible property (including, without limitation, any Proprietary Rights);

               (x)     warranty Contract with respect to its services rendered;

               (xi) Contract under which it has granted any Person any registration rights (including piggyback rights) with respect to any securities;

               (xii) Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world;

               (xiii) Contract for the purchase, acquisition or supply of property and assets, whether for resale or otherwise in excess of $10,000;

               (xiv) Contracts with independent agents, brokers, dealers or distributors;

               (xv) employment, consulting, sales, commissions, advertising or marketing Contracts;

               (xvi) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

               (xvii) Contracts with Persons with which, directly or indirectly, the Seller also has a Contract;

               (xviii) any other Contract which is material to its operations and business prospects or involves a consideration in excess of $10,000 annually, excluding any purchase orders in the ordinary course of business; or

               (xix) any Contract where the consent of another is required in connection with the execution, delivery or performance of this Agreement.

           (b) The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any Contract which is identified on Schedule 2.11 hereto; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any Material Contract to which the Corporation is subject (including without limitation all performance bonds, warranty obligations or otherwise where the same would have a Material Adverse Effect); the Corporation does not have any present expectation or intention of not fully performing all such obligations; the Seller does not have any knowledge of any breach or anticipated breach by the other parties to any such Material Contract to which the Corporation is a party.

     2.12  True and Complete Copies.  The Corporation has delivered or made
           ------------------------
available to the Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

     2.13  Title and Related Matters.
           -------------------------

          (a) The Corporation owns no real property.  Except as set forth in

Schedule 2.13(a) hereto, the Corporation has good and marketable title to all
----------------
personal property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens or Contracts of sale or lease other than Permitted Liens. All properties used in the Corporation's business operations as of the Financial Statement Date are reflected in the Financial Statements and are reflected therein in accordance with and to the extent required by GAAP, except as to those assets which are leased. Schedule 2.13(b) hereto sets forth a complete and accurate list of all
         ----------------
such leased assets which have annual rental payments in excess of $10,000 (including the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby).

               (i) All of the Corporation's leases are in full force and effect, and valid and enforceable in accordance with their respective terms. The Corporation has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Corporation or any other Person under any lease .

               (ii) All rent and other amounts due and payable with respect to the Corporation's leases have been paid through the date of this Agreement.

               (iii) All lessors under the Corporation's real property leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring material modification in the rights or obligations thereunder.

               (iv) The Corporation has received no written notice that the landlord with respect to any real property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

           (b) There has not been since the Financial Statement Date any sale, lease, or any other disposition or distribution by the Corporation of any of its assets or properties except transactions in the ordinary and regular course of business consistent with prior practice. After the Closing, the Purchaser will own, or have the unrestricted right to use all properties and assets that are currently used in connection with the Corporation's business and as contemplated by this Agreement, subject to Permitted Liens.

     2.14  Litigation.  Except as set forth in Schedule 2.14 hereto, there is no
           ----------                          -------------
Claim pending or, to the knowledge of the Seller, threatened against the Corporation or the Seller which, if adversely determined, would have a Material Adverse Effect on the Corporation or the Seller, nor is there any Order outstanding against the Corporation or any Seller having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on the Corporation or the Seller.

     2.15  Tax Matters.
           -----------

          (a) The Corporation filed an election to be taxed under Subchapter S of the Code and under analogous provisions of the income tax law of the State of Ohio that was effective April 8, 1992. The foregoing elections were made in compliance with the Code and State law and the Corporation has been an "S Corporation" within the meaning of Code Section 1361(a)(i) for federal income tax purposes (and under analogous provisions of State law) for the entire period since such date. The Corporation is not and will not be subject to any tax under Code Section 1374 after giving effect to the transactions contemplated hereby.

          (b) The Corporation has duly and timely filed its Tax Returns with the appropriate Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon. The Corporation has duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it and the Corporation has established reserves that are reflected on the Financial Statements that are adequate for the payment by the Corporation of all Taxes that are not yet due and payable and that relate to periods ending on or prior to the Closing Date.

          (c) The Corporation has not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which the Corporation is or may be liable;
(ii) to file any elections, designations or similar things relating to Taxes for which the Corporation is or may be liable; (iii) the Corporation is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Authority may assess or collect Taxes for which the Corporation is or may be liable.

          (d) There are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the Corporation or any Seller, threatened, against the Corporation in respect of any Taxes and there are no matters under discussion, audit or appeal with any Authority relating to Taxes.

          (e) The Corporation has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including, without limitation, any of its employees, officers and directors and any non-resident person, the amount of all Taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Authority.

          (f) The Corporation has not filed an election under Section 341(f) of the Code that is applicable to the Corporation or any of its assets. The Corporation has not made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Corporation has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Corporation is not a party to any tax allocation or sharing agreement or tax benefit transfer agreement. The Corporation (or any predecessor of the Corporation), has never been a member of an affiliated group that elected to file or was required to file consolidated returns for federal income tax purposes or consolidated, combined or unitary tax returns for state or local income tax purposes.

     2.16  Compliance with Law and Applicable Government Regulations.  The
           ---------------------------------------------------------
Corporation is in compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety except when the failure to be in such compliance would not have a Material Adverse Effect. There are no Claims pending, or, to the Seller's knowledge, threatened, nor has the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water).

     2.17  Pension and Other Benefit Plans.  (a) Except as disclosed on
           -------------------------------
Schedule 2.17, the Corporation does not currently have, has not since the date
-------------
of its incorporation had and is under
no obligation to provide at any time in the future any Pension/Benefit Plans for any of its officers, directors or employees, and does not have any obligations or liabilities (either absolute or contingent) in respect of any such Pension/Benefit Plans.

          (b) Current and complete copies of all written Pension/Benefit Plans or, where oral, written summaries of the material terms thereof, have been provided or made available to the Purchaser together with current and complete copies of all documents relating to the Pension/Benefit Plans, including, without limitation, as applicable, (i) all documents establishing, creating or amending any Pension/Benefit Plan; (ii) all trust agreements, funding agreements, insurance contracts and investment management agreements; (iii) all financial statements and accounting statements and reports, and investment reports for each of the last [three] years and the [three] most recent actuarial reports; (iv) all reports, returns, filings and material correspondence with any regulatory authority in the last [three] years; and (v) all booklets, summaries or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Pension/Benefit Plan.

          (c) Each Pension/Benefit Plan is, and has been, established, registered, qualified, administered and invested, in compliance, in all material respects, with (i) the terms thereof and (ii) all applicable laws; and the Corporation has not received, in the last three years, any oral or written notice from any person questioning or challenging such compliance (other that in respect of any claim related solely to that person), and neither the Corporation nor the Seller has knowledge of any such notice from any person questioning or challenging such compliance beyond the last three years.

          (d) All obligations under the Pension/Benefit Plans (whether pursuant to the terms thereof or applicable Law) have been satisfied, and there are no outstanding defaults or violations thereunder by the Corporation nor does the Corporation have any knowledge of any default or violation by any other party to any Pension/Benefit Plan.

          (e) There have been no amendments, modifications or restatements of any Pension Benefit Plan made, or any improvements in benefits promised, under the Pension/Benefit Plans since the Financial Statement Date.

          (f) All contributions or premiums required to be paid to or in respect of each Pension/Benefit Plan have been paid in a timely fashion in accordance with the terms thereof and all applicable law, and no Taxes, penalties or fees or owing or eligible under any Pension/Benefit Plan.

          (g) There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any Pension/Benefit Plan or its assets, and, to the Seller's knowledge, no facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or claim (other than routine claims for benefits).

          (h) To the Seller's knowledge, no event has occurred respecting any Pension/Benefit Plan which would entitle any person (without the consent of the Corporation) to windup or terminate any Pension/Benefit Plan, in whole or in part, or which could, reasonably be expected to adversely affect the tax status thereof.

          (i) There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Pension/Benefit Plans.

          (j) No material changes have occurred in respect of any Pension/Benefit Plan since the date of the most recent financial, accounting or actuarial report, as applicable, issued in connection with any Pension/Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

          (k) The Corporation has not received, or applied for, any payment of surplus out of any Pension/Benefit Plan.

          (l) The Corporation has not taken any contribution holidays under any Pension/Benefit Plan.

          (m) There have been no improper withdrawals or transfers of assets from any Pension/Benefit Plan.

          (n) All employee data necessary to administer each Pension/Benefit Plan is in the possession of the Corporation and is complete, correct and in a form which is sufficient for the proper administration of the Pension/Benefit Plans, and none of the Pension/Benefit Plans, other than the pension plans or any group registered retirement savings plan or supplemental pension or retirement plan, provide benefits to retired employees.

          (o) None of the Pension/Benefit Plans require or permit a retroactive increase in premiums or payments, and the level of insurance reserves, if any, under any insured Pension/Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

     2.18  Intellectual Property.
           ---------------------

           (a) Schedule 2.18(a) hereto sets forth a complete and accurate list
               ----------------
of all of the Corporation's Proprietary Rights, to the extent described in clauses (i) through (viii) of the definition of "Proprietary Rights" in Section
10.3 hereof. The Corporation has delivered to the Purchaser correct and complete copies of all Proprietary Rights (that are in written form) as amended to date and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership of, and any Claims relating to, each such item. The Corporation has taken all reasonable measures to protect the proprietary nature of each Proprietary Right, and to maintain in confidence all trade secrets and confidential information that it owns or uses.

          (b) Except as set forth on Schedule 2.18(b) hereto, to the knowledge of the Seller, (i) no other Person has any rights to any of the Proprietary Rights owned or used by the Corporation, (ii) no other Person is infringing, violating or misappropriating any such Proprietary Right that the Corporation owns or uses, and (iii) no Proprietary Right is subject to any Outstanding Order or Claim.

          (c) Internal Software Applications.
              ------------------------------

              (i)    Internally Developed Software.  The current software
                     -----------------------------
     applications used by the Corporation in the operation of its business, to the extent such software has been designed or developed by the Corporation or by consultants on the Corporation's behalf, is set forth and described on Schedule 2,18(c) (the "Internally Developed Software"), is original and
                               -----------------------------
     the Corporation has complete rights to and ownership of such Software. To Seller's knowledge, no part of any such Internally Developed Software is an imitation or copy of, or infringes upon, the software of any other Person or violates or infringes upon any common law or statutory rights of any other person, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The Corporation has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Internally Developed Software.

               (ii)  Licensed Software.  Software, to the extent it is licensed
                     -----------------
     from any third party licensor or constitutes "off-the-shelf" software ("Third Party Software"), is held or used by the Corporation lawfully and
       --------------------
     legitimately.

               (iii) No Errors; Nonconformity.  To the knowledge of the Seller,
                     ------------------------
     the Internally Developed Software is free from any software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, the applications related to such Internally Developed Software can be recreated from their associated source code.

               (iv)  No Bugs or Viruses.  The Corporation has not knowingly
                     ------------------
     altered any Internally Developed Software, or supporting software which may damage the integrity of the data stored in electronic, optical or magnetic form.

               (v)   Documentation.  The Corporation has furnished or made
                     -------------
     available to purchaser all documentation relating to the use, maintenance and operation of the Internally Developed Software, all of which, to the knowledge of the Corporation, is true and accurate.

     2.19  Capital Expenditures and Investments.  Except as set forth on
           ------------------------------------
Schedule 2.19, the Corporation has no outstanding Contracts for capital
-------------
expenditures.  Schedule 2.19 includes a schedule of all monies disbursed on
               -------------
account of capital expenditures and investments made by the Corporation since the Financial Statement Date.

     2.20  Dealings with Affiliates.  Schedule 2.20 sets forth a complete
           ------------------------   -------------
and accurate list, including the parties, of all oral or written Contracts to which the Corporation is, will be or has been a party, at any time from December 31, 1996 to the Closing Date, and to which any one or more Affiliates of the Seller is also a party. Since the Financial Statement Date, the Corporation has not made any payments, loaned any funds or property or made any credit arrangement with the Seller, an Affiliate or employee of the Corporation, except for the payment of employee salaries, bonus payments as referred to in Section 2.10(d) herein and director compensation in the ordinary course of business consistent with prior practices and as contemplated hereby.

     2.21  Insurance.  The Corporation currently has Policies in full force
           ---------
and effect which provide for coverages that are usual and customary as to amount and scope in the business of the Corporation. All of the Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy.
Schedule 2.21 hereto sets forth a complete and accurate summary of all Policies,
-------------
including name of insurer, the types, dates and amounts of coverage, and any material coverage exclusion. To the knowledge of the Seller, the Corporation has not breached or otherwise failed to perform in any respect its obligations under any of the Policies nor has the Corporation received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies. To the Seller's knowledge, all Policies are sufficient for compliance with all Regulations and all Contracts to which the Corporation is subject; are to the Seller's knowledge, valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The Corporation has never been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation has applied for any Policy or with which it has carried a Policy.

     2.22  Accounts Receivable.  The accounts receivable of the Corporation
           -------------------
reflected in the Financial Statements and such accounts receivable as are reflected on the books of the Corporation on the date hereof are, to the Seller's knowledge, good and collectible, except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions.

     2.23  Brokerage.  Except as set forth in Schedule 2.23, there are no
           ---------                          -------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation.

     2.24  Clients.  No completed client contract or commitment to perform
           -------
services will result in a loss to the Corporation upon completion of performance. No client of the Corporation has advised the Corporation in writing within the past year that it will stop, or decrease the rate of, contracting for Services from the Corporation. Schedule
                                                                        --------
2.24 sets forth a list of each client that accounted for more than 5% of the
----
consolidated revenues of the Corporation during the last full fiscal year and the interim period through the Financial Statement Date and the amount of revenues accounted for by such client during each such period. To the Seller's knowledge, the consummation of the transactions contemplated hereby will not have a Material Adverse Effect on the Corporation's relationship with any client listed in Schedule 2.24.
          -------------

     2.25  Permits.  The Permits listed in Schedule 2.25 are the only
           -------                         -------------
Permits that are required for the Corporation to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect. Each such Permit is in full force and effect and no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

     2.26  Improper and Other Payments.  Except as set forth in Schedule
           ---------------------------                          --------
2.26 hereto, to the knowledge of the Seller (a) neither the Corporation, any
----
director, officer, employee thereof, nor any agent or representative of the Corporation nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic for foreign political party or candidate, (c) no improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of the Corporation are adequate to detect any of the foregoing under current circumstances.

     2.27  Disclosure.   No representation or warranty by the Seller with
           ----------
respect to the Seller or the Corporation in this Agreement, and no exhibit, statement, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as of the date hereof:

     3.1   Corporate Organization, Etc.  The Purchaser is a corporation duly
           ----------------------------
organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution of, and performance of the transactions contemplated by, this Agreement, require it to be so qualified or licensed except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Such jurisdictions are set forth in Schedule 3.1(a) hereto. True, complete and
                               ---------------
correct copies of the Purchaser's charter and bylaws as presently in effect are set forth in Schedule 3.1(b) hereto.
             ---------------

     3.2  Authorization, Etc.  The Purchaser has full corporate power and
          ------------------
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and consummate the transactions contemplated hereby, and no other corporate proceedings on the part of the Purchaser is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     3.3  No Violation.  Except as set forth in Schedule 3.3(a) hereto, the
          ------------                          ---------------
execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court, Authority or other Person pursuant to, the charter or bylaws of the Purchaser or any applicable Regulation or Order to which the Purchaser or its properties are subject, or any Contract to which the Purchaser is a party or by which it is bound, including, but not limited to, that certain Confidential Settlement Agreement (the "Settlement Agreement") among KPMG Peat Marwick LLP ("KPMG"),
                --------------------
Purchaser and certain present and former officers and employees of the Purchaser
 . The Purchaser has complied in all respects with all applicable Regulations, Orders, and Contracts in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. To Purchaser's knowledge, except with respect to those entities on Schedule 3.3(b), the Settlement Agreement will not have a Material Adverse Effect on the operation of the Corporation's Non-Benchmark Business after the Closing Date.

     3.4  Brokerage.  Except as set forth in Schedule 3.4, there are no
          ---------                          ------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding on the Purchaser.

     3.5  Improper and Other Payments.  Except as set forth on Schedule 3.5
          ---------------------------                          ------------
hereto (a) neither the Purchaser, any director, officer, employee thereof, nor any agent or representative of the Purchaser nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate, (c) no improper foreign payment (as defined in the U.S. Foreign Corrupt Practices Act) has been made and (d) the internal accounting controls of the Purchaser are adequate to detect any of the foregoing under current circumstances.

     3.6  Investment Representation.  In connection with the purchase and
          -------------------------
sale of the Shares hereunder, the Purchaser represents and warrants to the Seller that:

          (a) The Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for the Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities
                       --------------
laws, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (b) The Purchaser is an accredited investor for purposes of applicable United States federal and state securities laws and regulations and is able to evaluate the risks and benefits of the investment in the Shares.

     3.7  Disclosure.  No representation or warranty by the Purchaser with
          ----------
respect to the Purchaser in this Agreement and no exhibit, statement, certificate or schedule furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                  ARTICLE IV

                          COVENANTS OF THE PURCHASER

     The Purchaser hereby covenants and agrees with the Seller that:

     4.1  Corporation's Employees.  The Purchaser will cause the Corporation
          -----------------------
to enter into Employment Agreements, substantially in the forms attached hereto as Exhibits 4.1(a), 4.1(b), 4.1(c), and 4.1(d), with the Seller and the other employees of the Corporation with respect to when Seller delivers Employment Agreements pursuant to Sections 5.9 and 6.11 hereof.

     4.2  Operation of Business.  The Purchaser will operate the Corporation
          ---------------------
as a separate corporate entity through at least December 31, 1998, and shall conduct its business diligently and in good faith, consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted and property disposed of in the ordinary course of business; shall use reasonable efforts to maintain (except for expiration due to lapse of time) all leases and Contracts in effect without change except as expressly provided herein; shall comply in all respects with the provisions of all Regulations and Orders applicable to the Corporation and the conduct of its business, except when failure to so comply would not have a Material Adverse Effect on the Corporation; shall not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $5,000 other than in connection with cancellations for credit in the ordinary course of business; shall not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business. In addition, the Corporation will continue to account for its operations and report its financial condition consistent with its practices since January 1, 1996 in accordance with GAAP. In the event that the Seller is employed by the Purchaser or the Corporation, the Seller shall use his best efforts to cause the standards set forth in this Section 4.2
                                                 -----------
to be met. The Purchaser shall fund all capital expenditures deemed reasonable and necessary by Seller for the conduct of the Corporation's business on a "stand alone" basis, substantially as conducted prior to the Closing, such capital expenditures not to exceed $1,000,000 through December 1, 1998. In addition, the Purchaser will permit the Corporation to retain its current legal, accounting and other professional support and information management systems and providers ("Systems") related to the operation of the Corporation's business through the completion of the Transition Period (as hereinafter defined). Upon Closing, the parties will cooperate to transition from the Corporation's Systems to those of the Purchaser. The Transition Period is defined as the period commencing upon Closing and ending when the Purchaser's Systems, in the reasonable discretion of Seller, are reasonably comparable to the Corporation's Systems prior to Closing, not later, however, than December 31, 1998. Notwithstanding the foregoing, the Purchaser will permit the Corporation, for a period subsequent to the Transition Period until Seller's receipt of all portions of the Purchase Price to which Seller is entitled hereunder, to retain its own accounting and legal support for the purpose of monitoring (i) the determination of Pre-Tax Profit and Downstream Technology Contracts, and (ii) the Purchaser's and Seller's compliance with their respective obligations under this Agreement and the Employment Agreements provided for by Section 4.1 hereof. The Purchaser acknowledges and agrees that the Seller, Elizabeth Brumbaugh, and David Axson shall be and are hereby made express third party beneficiaries of this Section 4.2.
     -----------

                                   ARTICLE V

                        OTHER COVENANTS AND AGREEMENTS

     The parties further agree as follows:

     5.1  Agreement to Defend.  In the event any action, suit, proceeding or
          -------------------
investigation of the nature specified in Section 6.5 or Section 7.3 hereof is
                                         -----------    -----------
commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto at their own cost and expense unless entitled to indemnification as provided in this Agreement.

     5.2  Deliveries After Closing.  From time to time after the Closing, at
          ------------------------
the Purchaser's request and without expense to the Corporation and without further consideration from the Purchaser or the Corporation, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

     5.3  Public Announcements.  None of the Seller, the Corporation or the
          --------------------
Purchaser nor any Affiliate or representative of any of the foregoing, shall disclose any of the terms of this

Agreement to any third party without the prior written consent of the other parties. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both the Seller and the Purchaser, which approval shall not be unreasonably withheld.

     5.4  Tax Returns, Payments and Elections.
          -----------------------------------

          (a) The Seller will include the income of the Corporation on the Seller's Tax Returns for all periods through and including the Closing Date and pay any Taxes (attributable to such income and any other Taxes that arise as a result of the transactions contemplated hereby). The income of the Corporation will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Corporation as of the end of the Closing Date.

          (b) For all periods ending on or before the Closing Date, the Seller will timely prepare and file or cause to be prepared and filed all Tax Returns, after taking into account any applicable filing extensions, that are or were required to be filed with respect to the Corporation pursuant to applicable Regulations.

          (c) The Purchaser agrees to indemnify the Seller for any additional tax owed by the Seller (including tax owed by the Seller due to this indemnification payment) resulting from any disposition of assets not in the ordinary course of business of the Corporation occurring on the Closing Date after the Purchaser's purchase of the Shares. The Purchaser and the Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after the Purchaser's purchase of the Shares on the Purchaser's tax returns. The Purchaser will, and the Purchaser will cause the Corporation to, maintain all books and records of the Corporation relating to the Taxes and Tax Returns of the Seller and the Corporation for so long as the Seller may have any responsibility or liability therefor. The Seller will maintain all books and records in his possession which relate to the Taxes and Tax Returns of the Corporation for so long as the Purchaser may have any responsibility or liability therefor.

          (d) If any Claim is threatened or brought against the Purchaser or the Corporation relating to Taxes for any period through and including the Closing Date it shall give notice to the Seller of the commencement of such Claim, whereupon the Seller shall be entitled, upon notice to the Person from whom notice was received, to assume exclusive control of the defense and settlement of such matter. Notwithstanding anything to the contrary expressed herein, the Seller will not settle or otherwise resolve any issue which may affect the liability for Taxes of the Purchaser and the Corporation for any period subsequent to the Closing with respect to which the Purchaser and the Corporation have any responsibility for payments thereof, without the Purchaser's consent, which consent shall not be unreasonably withheld.

          (e) The Purchaser and the Seller will join in making an election under
Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) with respect to the purchase and sale of the Shares. The parties agree that (i) the Purchase Price specified in Section 1.2 and the liabilities of the Seller (plus other relevant items) will be allocated to the assets of the Corporation for Tax purposes as follows: (i) first, among the tangible assets acquired in accordance with their fair market value, which the parties agree is the net book value thereof on the Closing Date; and (ii) next, to "Section 197 intangibles" (as defined in Section 197 of the Code) other than to a covenant not to compete, which the parties agree has been adequately provided for under the terms of Seller's Employment Agreement with the Corporation. The Purchaser and the Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     5.5  Financial Information.  The Seller understands that Purchaser or
          ---------------------
one of its affiliates may file a registration statement (the "Registration
                                                              ------------
Statement") with the Securities and Exchange Commission, which Registration
---------
Statement might be required to include financial statements of the Corporation prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended (the "S-X Financials"). Accordingly, the Seller shall furnish to
              --------------
Purchaser any information or documents requested by Purchaser constituting, or necessary or desirable for the completion of, the S-X Financials, and the Seller agrees, following the Closing, to execute any necessary management representation letters to permit Purchaser's or one of its affiliate's independent accountants to issue unqualified reports with respect to the S-X Financial Statements to be included in the Registration Statement and any amendments thereto.

     5.6  Bonus Payments.  Total bonus payments paid to employees by the
          --------------
Corporation during and with respect to performance in fiscal year 1997 shall not exceed $194,000 paid to such employees in the ordinary course of the Corporation's business, the $1.6 million payment referred to in Section 2.10(d) herein plus an additional amount, paid after July 31, 1997 not to exceed $100,000.

     5.7  Key Man Insurance.  The Purchaser shall, for a period commencing on
          -----------------
the date of this Agreement and ending not sooner than March 31, 2000, maintain and pay for key man life and disability insurance policies ("Key Man Insurance") on the Seller and the Senior Executives and the Purchaser's Executive Officers, naming the Purchaser as the sole beneficiary, in an amount not less than $5 million with respect to Seller and $2 million with respect to each of the Senior Executives.

     5.8  Use of Hackett Name.  Seller agrees that he shall not use in any
          -------------------
manner at any time after the date hereof the name "Hackett" in connection with the naming or marketing of a business entity that competes, directly, or indirectly with the Purchaser or the Corporation, without the express written consent of the Purchaser.

     5.9  Employment Agreements with non-Senior Executives.  Seller shall cause
          ------------------------------------------------
at least seventy percent (70%) of the Corporation's employees (other than the Corporation's Senior Executives) to enter into Employment Agreements in substantially the form attached hereto as Exhibit 4.1(d) within twenty (20) days of the Closing. As long as Purchaser enters into such agreements, Purchaser shall be deemed to have complied with Section 4.1 hereof.

                                  ARTICLE VI
                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the date hereof, of each of the following conditions unless waived in writing by the Purchaser:

     6.1  Representations and Warranties; Performance.  The representations
          -------------------------------------------
and warranties of the Seller contained in Article II and elsewhere in this
                                          ----------
Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Corporation or the Seller, to the Purchaser, shall be true and correct. The Corporation and the Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Seller and the president of the Corporation shall have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser and its lenders), dated the date hereof, in the form designated Exhibit 6.1 hereto,
                                                        -----------
certifying to the foregoing.

     6.2  Consents and Approvals.  The Purchaser and the Corporation shall
          ----------------------
have obtained any and all consents, approvals, Orders, qualifications, licenses, Permits or other authorizations required by all applicable Regulations, Orders and Contracts of the Corporation or binding on its properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Corporation in the same manner after the date hereof as before the date hereof.

     6.3  Opinion of the Corporation's Counsel.  The Purchaser shall have
          ------------------------------------
received an opinion of the Seller's and the Corporation's counsel, dated the date hereof, in the form of Exhibit 6.3 hereto.
                            -----------

     6.4  No Proceeding or Litigation.  No preliminary or permanent injunction
          ---------------------------
or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

     6.5  Accounting Matters.  The Purchaser shall have received (a) a
          ------------------
certificate, dated the date hereof, of the Seller in form and substance satisfactory to the Purchaser, as to the accuracy of all of the Corporation's Financial Statements and the Interim Financial Statements.

     6.6  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the

Purchaser's counsel, and the Corporation shall have made available to the Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Corporation which the Purchaser may reasonably request in connection with said transaction.

     6.7  Certificates of Good Standing.  The Corporation shall have delivered
          -----------------------------
to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to the conduct of business, of the Corporation as of a date not more than fifteen (15) days prior to the date hereof as a corporation organized under the laws of the State of Ohio.

     6.8  Resignations.  The Seller shall have resigned as the sole director
          ------------
of the Corporation.

     6.9  Creditor Consents. The creditors set forth in Schedule 6.9 hereto
          -----------------                             ------------
shall have agreed in writing with the Corporation as to the amounts owed in order for such creditors to have been paid in full and to release all Liens in favor of such creditors. The creditors set forth in Schedule 6.9 shall provide
                                                     ------------
at Closing such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by the Purchaser and its lenders.

     6.10 Shareholders' Agreement.  The Seller shall, at the Closing, become
          -----------------------
a party to the Shareholders' Agreement among the Purchaser and the Investors made as of April 23, 1997.

     6.11 Employment Agreements.  The Seller shall have caused each of the
          ---------------------
Corporation's Senior Executives to enter into Employment Agreements in substantially the forms attached hereto as Exhibits 4.1(a), 4.1(b), and 4.1(c).

                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLER

     Each and every obligation of the Seller under this Agreement shall be subject to the satisfaction, on or before the date hereof, of each of the following conditions unless waived in writing by the Corporation, and the
Seller:

     7.1  Representations and Warranties; Performance.  The representations
          -------------------------------------------
and warranties of the Purchaser contained in Article III and elsewhere in this
                                             -----------
Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Purchaser to the Seller, shall be true and correct. The Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the date hereof. The president of the Purchaser shall have delivered to the Seller a certificate, dated the date hereof, in the form designated Exhibit 7.1 hereto, certifying to the foregoing.
           -----------

     7.2  Consents and Approvals.  The Purchaser and the Corporation shall have
          ----------------------
obtained any and all consents, approvals, orders, qualifications, licenses, permits or other authorizations required by all applicable Regulations, Orders or Contracts of the Corporation or binding on its properties and assets, with respect to the execution, delivery and performance of the Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Corporation in the same manner after the date hereof as before the date hereof, except when the failure to so comply would not have a Material Adverse Effect on the Corporation.

     7.3  No Proceeding or Litigation.  No preliminary or permanent injunction
          ---------------------------
or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any statute, rule, Regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

     7.4  Opinion of the Purchaser's Counsel.  The Seller shall have received
          ----------------------------------
an opinion of the Purchaser's counsel, dated the date hereof, in the form of
Exhibit 7.4 hereto.

     7.5  Certificate of Good Standing.  The Purchaser shall have delivered
          ----------------------------
to the Seller a certificate issued by the appropriate government authorities evidencing the good standing, with respect to the conduct of business, of the Purchaser as of a date not more than fifteen (15) days prior to the date hereof as a corporation organized under the laws of the State of Florida.

     7.6  Employment Agreements.  The Purchaser shall have caused the
          ---------------------
Corporation to enter into employment agreements with those employees of the Corporation listed on Schedule 7.6 designated by Seller hereto on terms satisfactory to such employees, the Corporation and the Purchaser.

                                 ARTICLE VIII
                                    CLOSING

     The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on the date hereof (the "Closing Date") by facsimile,
 -------                                          ------------
telephone, overnight mail or such other methods as the parties may select.

                                  ARTICLE IX
                      SURVIVAL OF TERMS; INDEMNIFICATION

     9.1  Survival.  All of the terms and conditions of this Agreement,
          --------
together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this

Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article IX, which shall survive as provided below) set forth in
              ----------
this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties, and the agreements of the Seller and the Purchaser to indemnify each other set forth in this Article IX, shall survive and continue for, and all
                        ----------
claims with respect thereto shall be made prior to the end of, three years from the Closing Date, except for (i) the representations and warranties set forth in Sections 2.5 and 2.15 and the covenants contained herein which shall survive until, and all claims with respect thereto shall be made, within sixty days after the expiration of the applicable statute of limitations, and (ii) representations, warranties and indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such claim until the final disposition thereof.

     9.2  Indemnification by Seller.  The Seller agrees to, and shall, indemnify
          -------------------------
the Purchaser and its subsidiaries and the Corporation and their respective officers, directors, employees, shareholders, representatives and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following (an "Adverse Consequence"):

          (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Corporation, or the Seller under this Agreement, any document relating hereto or thereto or contained in any exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Seller or the Corporation hereunder.

          (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

     9.3  Indemnification by the Purchaser.  The Purchaser agrees to, and shall,
          --------------------------------
indemnify the Seller and hold him harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Purchaser delivered on or prior to the date hereof.

          (b) Additional taxes relating to the recharacterization by any Authority of the transactions contemplated by this Agreement (with respect to any portion of the Purchase Price), with the result that such transactions are deemed to have generated ordinary income (rather than capital gains) for purposes of federal or state income tax treatment.

          (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

     9.4  Third-Party Claims.
          ------------------

          (a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of
                                 ----------
any (i) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this
                            ----------
Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other than existing Claims under this Article IX,
                                                                    ----------
would not be fully indemnified hereunder; (iii) may have an adverse impact on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the tax liabilities, earnings or ongoing business relationships of the Indemnitee) or (iv) is for an alleged amount of less than $25,000. The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonably necessary to defend such audit, assessment or other proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article IX. No Indemnitor, in the defense of any such Claim,
                ----------
shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as above provided, the Indemnitee shall have the full right to defend against any such Claim, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this paragraph, the Indemnitee shall not enter into any settlement for which an indemnification claim will be made hereunder without the approval of the Indemnitor, which will not be unreasonably withheld.

     (b) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim; (ii) the Indemnitor shall not have employed counsel in the defense of such action or claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

     9.5  Indemnification Limits.  Notwithstanding the foregoing provisions
          ----------------------
of this Article IX, Seller's aggregate obligation to the Purchaser for indemnification hereunder shall not exceed Three Million Two Hundred Thousand Dollars ($3,200,000). In addition, neither the Purchaser nor the Seller shall be entitled to indemnification hereunder from the Seller until the aggregate of all Claims for which such party seeks indemnification equals or exceeds One Hundred Thousand Dollars ($100,000), in which case the Indemnitor shall be responsible for the entire amount of all such Claims.

     9.6  Offset.  Notwithstanding anything contained herein to the contrary,
          ------
the Adverse Consequences which Purchaser suffers, sustains or becomes subject to and is entitled to indemnification from Seller pursuant to this Section 9 may, at the option of Purchaser, be satisfied by setting off all or any portion of such Adverse Consequences against any amounts which such Purchaser owes to any Seller or any of Seller's affiliates at such time.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

     10.1  Amendment and Modification.  This Agreement may be amended,
           --------------------------
modified and supplemented only by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

     10.2  Waiver of Compliance; Consents.  Any failure of any party hereto
           ------------------------------
to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     10.3  Certain Definitions.
           -------------------

          "AFFILIATE" means, with regard to any Person, any Person that,
           ---------
directly or indirectly, controls, is controlled by, or is under common control with such Person.

          "AUTHORITY" means any governmental, regulatory or administrative body,
           ---------
agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national or local.

          "BENCHMARK BUSINESS" means the Corporation's business that consists of
           ------------------
comparing similar processes among organizations, companies and industries to identify best practices and to set improvement targets.

          "CAUSE" means Cause as defined in the Employment Agreement of even
           -----
date herewith between Seller and the Corporation.

          "CLAIM" means any action, claim, lawsuit, demand, suit, inquiry,
           -----
hearing, investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

          "CLOSING" shall have the meaning set forth in Section 8.1.
           -------                                      -----------

          "CLOSING DATE" shall have the meaning set forth in Section 8.1.
           ------------                                      -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.
           ----

          "CONTRACT" means any agreement, contract, commitment, instrument or
           --------
other binding arrangement or understanding, whether written or oral.

          "DOWNSTREAM TECHNOLOGY CONTRACTS" refers to service contracts entered
           -------------------------------
into by the Purchaser evidenced by a signed engagement letter from the customer and that are the result of a lead generated by an employee in the Corporation, other than leads related to the entities listed on Schedule 3.3(b) hereto (unless the Settlement Agreement is neither observed nor enforced with respect to such leads). These contracts must provide for services limited to the following areas: package integration limited to Oracle and PeopleSoft, knowledge management systems, intranet and extranet solutions, sales and field force automation, network integration, millenium consulting services, or such other services as the Purchaser may provide.

          "ENVIRONMENTAL PERMIT" shall mean Permits, certificates, approvals,
           --------------------
licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

          "FINANCIAL STATEMENTS" shall have the meaning as set forth in Section
           --------------------                                         -------
2.9.
---

          "FINANCIAL STATEMENT DATE" shall mean April 30, 1997.
           ------------------------

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied, as in existence at the date hereof.

          "GOOD REASON" means Good Reason as defined in the Employment Agreement
           -----------
of even date herewith between the Seller and the Corporation.

          "GROUP" means two or more Persons or entities (or a combination
           -----
thereof) acting as a partnership, limited partnership, syndicate or other form for any of the purposes contemplated in such section.

          "GUARANTEE" means any guarantee or other contingent liability (other
           ---------
than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

          "INDEBTEDNESS" with respect to any Person means any obligation of such
           ------------
Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

          "INDEMNITEE" shall have the meaning set forth in Section 9.4.
           ----------                                      -----------

          "INDEMNITOR" shall have the meaning set forth in Section 9.4.
           ----------                                      -----------

          "INVESTORS" mean Golder, Thoma, Cressey, Rauner Fund V, L.P., MG
           ---------
Capital Partners II, L.P., Tara Ventures, Ltd. and Gator Associates, Ltd. and each of their successors and assigns.

          "LIEN" means any security interest, lien, mortgage, pledge,
           ----
hypothecation, encumbrance, Claim, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

          "MATERIAL ADVERSE CHANGE" means any developments or changes which
           -----------------------
would have a Material Adverse Effect.

          "MATERIAL ADVERSE EFFECT" means any condition, change or effect that,
           -----------------------
individually or when taken together with all other conditions, changes or effects is, or could reasonably be, or is reasonably likely to be materially adverse to the Corporation's business, operations, properties, assets and/or condition (financial or otherwise).

          "OPTION" means any subscription, option, warrant, right, security,
           ------
Contract, commitment, understanding, outstanding or stock appreciation, phantom stock option, profit participation or arrangement by which (i) with respect the Corporation, the Corporation is bound to issue any additional shares of its capital stock or rights pursuant to which any Person has a right to purchase shares of the Corporation's capital stock or (ii) with respect to Seller, Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of the Corporation's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of the Corporation's capital stock from Seller.

          "ORDER" means any decree, order, judgment, injunction, rule, lien,
           -----
voting right, consent of or by an Authority.

          "PENSION/BENEFIT PLANS" means all plans, arrangements, agreements,
           ---------------------
programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, to which the Corporation is a party to or bound by or under which the Corporation has any liability or contingent liability, relating to:

          (a) retirement savings or pensions, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement saving plan, or supplemental pension or retirement plan; or

          (b) any bonus, profit sharing, deferred compensation, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay or other benefit plan with respect to any of its employees or former employees, individuals working on contract with it or other individuals providing services to it of a kind normally provided by employees, and all statutory plans which the Corporation is required to comply with, including, without limitation, workers' compensation and unemployment insurance legislation;

          "PERMITS" means all permits, licenses, registrations, certificates,
           -------
orders or approvals from any Authority or other Person (including without limitation those relating to the occupancy or use of owned or leased real property) issued to or held by the Corporation.

          "PERMITTED LIENS" means (i) statutory Liens not yet delinquent, (ii)
           ---------------
such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, taken as a whole, (iii) Liens reflected in the Financial Statements or the notes thereto, (iv) the rights of customers of the Corporation with respect to inventory or work in progress under orders or contracts entered into by the Corporation in the ordinary course of business,
(v) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, and (vi) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business.

          "PERSON" means any corporation, partnership, joint venture,
           ------
organization, entity, Authority or natural person.

          "POLICIES" means all Contracts that insure (i) the Corporation's or
           --------
any of its Subsidiaries properties, plant and equipment for loss or damage, and
(ii) the Corporation or any of its Subsidiaries or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

          "PRE TAX PROFIT" means the "Revenues" of the Corporation less the
           --------------
"Expenses" of the Corporation determined in accordance with GAAP, consistently applied.

          (a) For the purposes of determining "Revenues" of the Corporation, the same shall include all projects generated, contracted and recorded in the financial statements of the Corporation, as well as functional transformation projects contracted and billed by the Purchaser where an employee of the Corporation generated the lead or assisted in the sale related to such lead for the project. The Revenues of the Corporation shall also include (i) time incurred, on a per hour usage basis (based on a maximum 8-hour day and 40-hour week), by any employee of the Corporation utilized by the Purchaser on projects where the Revenues from such project are not paid to the Corporation but are paid to and recorded in the financial statements of the Purchaser, at three times the rates set forth in Schedule 10.3 hereto, (ii) any proceeds derived from the Key Man Insurance, (iii) the amount of any proceeds that would be derived from the Key Man Insurance, whether or not such Key Man Insurance is actually purchased by the Purchaser, and (iv) lost revenues related to the Corporation's withdrawal from any current, ongoing engagement due to observation or enforcement of the terms of the Settlement Agreement.

     (b) For the purposes of determining "Expenses" of the Corporation, the same shall include the actual cost of services expenses of the Purchaser for the functional transformation projects referred to in (a) above which are contracted and billed by the Purchaser. The expenses of the Corporation shall also include
(i) a charge from the Purchaser, on a per hour basis (based on a maximum 8-hour day and 40-hour week), in an amount equal to the rates set forth in Schedule
10.3 ("Cost of Service), to the extent that the Corporation utilizes the services of an employee of the Purchaser who is not an employee of the Corporation , (ii) costs associated with Corporation's Systems and (iii) estimated cost of service expenses applicable to lost revenues referred to in
(a)(iv) of the preceding paragraph. "Expenses" shall not include (x) the cash bonuses referred to in Section 2.10(d) herein, and (y) the cash bonuses and restricted stock awards payable to Seller and the Corporation's other employees pursuant to Section 1(b) of their respective employment agreements with the Corporation (and the payroll taxes related to either (x) or (y)), and (z) any intercompany or similar direct or allocate charge from Purchaser, unless agreed to in writing between the Purchaser and Seller.

          "PROPRIETARY RIGHTS" means all (i) patents, patent applications,
           ------------------
patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) other proprietary rights relating to any of the foregoing and (vii) copies and tangible embodiments thereof.

          "REGULATION" means any rule, law, code, statute, regulation,
           ----------
ordinance, requirement, announcement or other binding action of or by an Authority.

          "SELLER" shall have the meaning set forth in the preamble.
           ------

          "SENIOR EXECUTIVES" shall mean those employees of the Corporation
           -----------------
designated as such on Schedule 2.9.

          "SHARES" shall have the meaning set forth in the preamble.
           ------

          "SUBSIDIARY" means any Person in which the Corporation has (i) an
           ----------
ownership interest or (ii) advanced funds or provided financial accommodations that are, in either case, secured by an ownership interest in or an Option to acquire an ownership interest in such Person.

          "TAX RETURNS" includes, without limitation, all returns, reports,
           -----------
declarations, elections, notices, filings, information returns and statements filed in respect of Taxes.

          "TAXES" includes, without limitation, all taxes, duties, fees,
           -----
premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including, without limitation, those levied on, or measured by, or referred to as income, gross receipts, profits, capital transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance and health insurance.

          "TAXING AUTHORITIES" means any federal, state or local authority in
           ------------------
the United States which has the right to impose Taxes on the Corporation or the Seller.

          "TIER I", "TIER II", "TIER III" CONDITIONS shall have the meanings set
           ------    -------    --------  ----------
forth on Exhibit A.

          "TRANSFER" means to sell, transfer, assign, pledge or otherwise
           --------
dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     10.4  Notices.  All notices, requests, demands and other communications
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by Federal Express, United Parcel Service or other recognized overnight courier or sent by telefax:

          (a)  If to the Corporation or the Seller, to:

                                 The Hackett Group, Inc.
                                 1742 Georgetown Road
                                 Hudson, Ohio 44236
                                 Attn: Gregory P. Hackett
                                 Telephone: 330-656-3110
                                 Telefax: 330-463-5471
               with copies to:

                                 Calfee Halter & Griswold
                                 1400 McDonald Investment Center
                                 800 Superior Avenue
                                 Cleveland, Ohio 44114
                                 Attn: Scott Wilson
                                 Telephone: 216-622-8200
                                 Telefax: 216-241-0816

               and:

                                 Falls River Group
                                 3620 Walnut Hills Road
                                 Suite 214
                                 Cleveland, Ohio 44122
                                 Attn: Kerry Dustin
                                 Telephone: 216-831-1440
                                 Telefax: 216-831-8804

     or to such other person or address as the Corporation shall furnish by notice to the Purchaser in writing.

     (b)  If to the Purchaser, to:

                                 AnswerThink Consulting Group, Inc.
                                 1401 Brickell Avenue
                                 Suite 440
                                 Miami, Florida 33131
                                 Attn: Ted A. Fernandez, President
                                 Telephone: 305-375-8005
                                 Telefax: 305-379-8810

               with copies to:

                                 Greenberg Traurig Hoffman Lipoff
                                 Rosen & Quentel, P.A.
                                 1221 Brickell Avenue
                                 Miami, Florida  33131
                                 Attn: Paul Berkowitz, Esq.
                                 Telephone: 305-579-0685
                                 Telefax: 305-579-0717
     or to such other person or address as either party shall furnish by notice to the other in writing.

     10.5  Assignment.  This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     10.6  Construction.  Where specific language is used to clarify by
           ------------
example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party hereto. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

     10.7  Governing Law.  The Agreement shall be governed by the laws of the
           -------------
State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

     10.8  Arbitration.  Subject to the dispute resolution mechanism provided
           -----------
for in Section 1.2(d) hereof, all disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach shall be submitted to final and binding arbitration pursuant to the following procedures:

               (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator appointed by such party demanding arbitration, together with a statement of the matter in controversy;

               (ii) Within thirty (30) days after receipt of such demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator. If such party fails to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association, located in New York City, New York (the "AAA"). The two arbitrators so selected shall name a third arbitrator within thirty (30) days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA;

               (iii) Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in New York City, New York at a location designated by a majority of the arbitrators. The then prevailing rules of the AAA shall be incorporated by reference at such hearing, and the substantive laws of the State of Florida (excluding conflict of law provisions) shall apply;

               (iv) The arbitration hearing shall be concluded within ten (10) business days unless otherwise ordered by the arbitrators and the award thereon shall be made as soon as practicable after the close of the submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, and judgment on such award may be entered by either party in any court of competent jurisdiction, including, without limitation, the United States District Court for the Southern District of Florida and the United States District Court for the Northern District of Ohio; and, for the purposes of this Section 17.4, each of the parties hereto do hereby irrevocably submit to the jurisdiction of any of the foregoing courts; and

               (v)    The parties stipulate that the provisions of this Section
     10.8 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

Unless otherwise required to be disclosed by applicable federal or state securities laws or pursuant to an order of any court of competent jurisdiction, neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of all the other parties hereto; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

     10.9  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10  Headings.  The article and section headings contained in this
            --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.11  Entire Agreement.  This Agreement, including the schedules and
            ----------------
exhibits hereto and the documents, certificates and instruments referred to herein or related hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     10.12  Binding Effect.  This Agreement shall not be construed so as to
            --------------
confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

     10.13  Delays or Omissions.  No delay or omission to exercise any right,
            -------------------
power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     10.14  Severability.  Unless otherwise provided herein, if any provision of
            ------------
this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.15  Expenses.  Except as otherwise provided herein, the Purchaser shall
            --------
bear all expenses, including without limitation, legal and accounting fees and expenses related to services rendered by Calfee, Halter & Griswold, LLP and Wesley, Mills & Company, and out-of-pocket expenses with respect to this Agreement and the transactions contemplated hereby, such amount not to exceed $110,000 in the aggregate

                                    *  *  *

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Stock Purchase Agreement as of the date first written above.

                                        THE PURCHASER

                                        ANSWERTHINK CONSULTING GROUP, INC.


                                        By:/s/ Ted A. Fernandez
                                           --------------------------------
                                               Ted A. Fernandez, President


                                        THE SELLER


                                        /s/ Gregory P. Hackett
                                        -----------------------------------
                                              Gregory P. Hackett, President

                                   EXHIBIT A


     TIER I CONDITIONS

     Minimum of $2,887,000 in Pre Tax Profit for the year ended December 31,
1997.

     TIER II CONDITIONS

     Minimum of $5,641,000 in Pre Tax Profit for the year ended December 31, 1998, reduced by an amount by which Pre Tax Profit for the year ended December 31, 1997 exceeded $2,887,000, or increased by an amount by which Pre Tax Profits for the year ended December 31, 1997 were less than $2,887,000.

     TIER III CONDITIONS

     Minimum of $24,000,000 in Downstream Technology Contracts provided to Purchaser prior to January 1, 1999, plus Follow-on Work related to Downstream Technology Contracts. Follow-on Work means work contracted no later than December 31, 1999, and related to Downstream Technology Contracts in existence prior to January 1, 1999. The Corporation shall receive a credit equal to 25% of the contract value (as determined below), excluding reimbursable out-of-pocket expenses, for projects where Purchaser is unsuccessful in obtaining any portion of the work under either of the following conditions: (a) Corporation includes and introduces Purchaser's technology integration professional into Corporation's consulting assignments; Purchaser is required to provide such technology integration professionals for such purpose, or (b) an employee of the Corporation generates a lead for Purchaser unrelated to a consulting project being conducted by the Corporation, and the Purchaser participates in a Request for Proposal. The definition of contract value is the contracted value of the work where Purchaser is engaged or the contracted value of the work if awarded to another systems integrator or integrators. If the value of such other system integrator's or integrators' contract cannot be reasonably established, then the value of the contract related to such systems integration work will be deemed to be that value established from the business case estimate developed by the Corporation's consultants, based on prior similar experience, less any work performed by client's systems staff. If the work is awarded to other system integrators, and the nature of the work is outside the service areas identified within the definition of Downstream Technology Contracts in Section 10.3 hereof, the contract value for such work shall be deemed to have zero value.